                                                                    EXHIBIT 10.3

                                CONFIDENTIAL
                                ------------



                     SEMICONDUCTOR TECHNOLOGY AGREEMENT

                                   BETWEEN

                         GOLDSTAR ELECTRON CO., LTD.

                                     AND

                                 RAMBUS INC.

                              December 9, 1994


     *** Confidential treatment requested for portions of this exhibit.

                              TABLE OF CONTENTS


                                                                        Page
                                                                        ----
SECTION 1       DEFINITIONS                                               2

1.1             Rambus Interface Technology                               2
1.2             Rambus Interface Specification                            2
1.3             Compatible                                                2
1.4             Rambus DRAM                                               3
1.5             Rambus Processor                                          3
[***]
1.7             Rambus Peripheral                                         3
1.8             Rambus Customer Designed ASIC                             4
1.9             Rambus ICs                                                4
1.10            Option Products                                           4
1.11            Licensed Rambus ICs                                       4
1.12            Rambus Module                                             5
1.13            Rambus Board                                              5
1.14            Rambus System                                             5
1.15            64 Megabit RDRAM                                          5
1.16            Goldstar DRAM Process                                     5
1.17            64 Megabit RDRAM Implementation Package                   5
1.18            Goldstar CMOS Process                                     5
1.19            RAPID Chip                                                6
1.20            RAPID Chip Deliverables                                   6
1.21            RAC                                                       6
1.22            Modified RAC                                              6
1.23            RAC Deliverables                                          6
1.24            Rambus Intellectual Property Rights                       6
1.25            Confidential Information                                  6
1.26            Goldstar Improvements                                     6
1.27            Goldstar Patents                                          7
1.28            Design Team                                               7
1.29            Sell                                                      7
1.30            Net Sales                                                 7
1.31            Subsidiary                                                8
1.32            Effective Date                                            8


[*] Confidential treatment requested.

                              TABLE OF CONTENTS

                                 (continued)

                                                                        Page
                                                                        ----
SECTION 2       LICENSES                                                  8

2.1             Manufacturing Rights                                      8
2.2             Distribution Rights                                       9
2.3             Sublicense Rights                                        11
2.4             Proprietary Markings                                     11
2.5             Trademarks                                               11
2.6             Option Right                                             12
2.7             Limitations                                              12

SECTION 3       TECHNOLOGY TRANSFER AND SUPPORT                          13

3.1             16/18 Megabit Rambus DRAM                                13
3.2             Option Products                                          14
3.3             64 Megabit Rambus DRAM                                   15
3.4             RAPID Chip                                               17
3.5             RAC                                                      18
3.6             Consulting Assistance                                    19
3.7             Liaison                                                  19
3.8             Disclaimer                                               19

SECTION 4       FEES AND ROYALTIES                                       20

4.1             License Fees                                             20
4.2             Development Fees                                         21
4.3             Royalties                                                22
4.4             Payments and Accounting                                  25
4.5             Taxes                                                    26

SECTION 5       CONFIDENTIAL INFORMATION                                 26

5.1             Confidential Information                                 26



                              TABLE OF CONTENTS

                                 (continued)

                                                                        Page
                                                                        ----
SECTION 6       INTELLECTUAL PROPERTY OWNERSHIP AND
                INDEMNIFICATION                                          29

6.1             Ownership                                                29
6.2             Goldstar Patents                                         30
6.3             Indemnification Disclaimer                               30

SECTION 7       LIMITATION OF LIABILITY                                  31


SECTION 8       TERM AND TERMINATION                                     32

8.1             Term                                                     32
8.2             Termination                                              32
8.3             Survival                                                 32

SECTION 9       GOVERNING LAW; ARBITRATION                               33

9.1             Governing Law                                            33
9.2             Arbitration                                              33

SECTION 10      MISCELLANEOUS                                            34

10.1            Announcements                                            34
10.2            Confidentiality of Agreement                             34
10.3            Assignment                                               35
10.4            Authority                                                35
10.5            Notices                                                  35
10.6            Export Controls                                          36
10.7            Partial Invalidity                                       37
10.8            Counterparts                                             38
10.9            Relationship of Parties                                  38
10.10           Modification                                             38
10.11           Waiver                                                   38
10.12           Government Approvals                                     38
10.13           Entire Agreement; Prior Agreement                        39


                              TABLE OF CONTENTS

                                 (continued)

                                                                        Page
                                                                        ----
        10.14   Section Headings and Language                            39
        10.15   Cooperation                                              39

EXHIBIT A       RAMBUS INTERFACE TECHNOLOGY                              40

EXHIBIT B       TRADEMARKS                                               41

EXHIBIT C       OPTION ITEMS TO BE DELIVERED BY RAMBUS TO GOLDSTAR       42

EXHIBIT D       [***]                                                    44

EXHIBIT E       RAMBUS RAC DELIVERABLES                                  45

EXHIBIT F       GOLDSTAR PROCESS DELIVERABLES                            46

EXHIBIT G       GOLDSTAR RAC IMPLEMENTATION AND TEST OBLIGATIONS         47

                                    -iv-

[*] Confidential treatment requested.

                     SEMICONDUCTOR TECHNOLOGY AGREEMENT

                                December 9, 1994

     This Agreement is entered into as of the Effective Date, by and between Rambus Inc. a California corporation with principal offices at 2465 Latham Street, Mountain View, California 94040, U.S.A. ("Rambus") and Goldstar Electron Co., Ltd., a Korean corporation with principal offices at 50, Hyangjeong-Dong, Cheongju-Si, Chungcheongbuk-Do, 360-480 Korea ("Goldstar").

     WHEREAS, Rambus has developed and is developing certain semiconductor technology, including a dynamic random access memory interface, microprocessor/peripheral interface, system bus technology, system bus protocol, protocol digital logic and high speed signalling/clock circuitry; and

     WHEREAS, Rambus and Goldstar have entered into a "Semiconductor Technology License Agreement", with an effective date of February 21, 1994, whereby Goldstar licensed from Rambus such technology for use in the manufacture and sale of DRAM devices proprietary to Goldstar, and Rambus granted to Goldstar an option to license such rights with respect to microprocessors, microcontrollers, peripherals and customer specific devices proprietary to Goldstar (the "Prior Agreement"); and

     WHEREAS, the parties desire to modify and restate the Prior Agreement with this Agreement in order to include the development by Rambus, and license to Goldstar, of (i)the 64 Megabit RDRAM Implementation Package, (ii) the RAPID Chip Deliverables, and (ii) the RAC Deliverables, as defined hereinbelow, on the terms and conditions set forth herein;

     NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING AND THE MUTUAL COVENANTS CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

                                  SECTION 1

                                  DEFINITIONS
                                  -----------

     For purposes of this Agreement the following terms shall have the meanings set forth below:

    1.1.  Rambus Interface Technology.  "Rambus Interface Technology" means the
          ---------------------------
following items which are owned by Rambus (or licensed by Rambus with the right to grant sublicenses of the scope granted herein without payment of royalties):

          (a)   the bus interface technology described in Exhibit A hereto;

          (b) and all information, inventions, technology, technical documentation, designs (including circuit designs), materials and knowhow which describe use of such bus interface technology and which Rambus provides Goldstar during the course of implementing this Agreement, including all such items specified in Section 3 below.

    1.2.  Rambus Interface Specification.  "Rambus Interface Specification"
          ------------------------------
means, at any time, the then most current version of the interface specification finalized and released by Rambus.

    1.3.  Compatible.  "Compatible," (including "Compatibility" and other
          ----------
variants) as applied to an integrated circuit, means that the integrated circuit is fully compatible with the Rambus Interface Specification such that the integrated circuit can communicate with other integrated circuits manufactured by licensees of Rambus which comply with the same Rambus Interface Specification, and shall include protocol, pin function, pin sequencing, pin pitch and electrical specifications compatibility.

    1.4.  Rambus DRAM.  "Rambus DRAM" means each integrated circuit which is
          -----------
principally a dynamic random access memory (DRAM) and which (i)incorporates all or part of the Rambus Interface Technology, (ii)is defined and designed by Goldstar (or by a third party for Goldstar), and (iii)is Compatible with the Rambus Interface Specification.

    1.5.  Rambus Processor.  "Rambus Processor" means each processor, other than
          ----------------
[***], having a program counter and capable of independently executing instructions and which (i) incorporates all or part of the Rambus Interface Technology, (ii) is defined and designed by Goldstar (or by a third party for Goldstar), and (iii) is Compatible with the Rambus Interface Specification. "Rambus Processor" includes, for example, microprocessors, microcontrollers, and digital signal processors which meet the forgoing requirements set forth in clauses (i) - (iii) above, but does not include co-processors, graphics processors, image processors, or audio processors.

    [***]

    1.7.  Rambus Peripheral.  "Rambus Peripheral" means each integrated circuit
          -----------------
which does not have a principal function of memory storage, other than a Rambus Processor or an Intel

[*] Confidential treatment requested.

Processor, which (i)incorporates all or part of the Rambus Interface Technology, (ii)is defined and designed by Goldstar (or by a third party for Goldstar), and (iii)is Compatible with the Rambus Interface Specification. "Rambus Peripheral" includes, for example, co-processors, graphics processors, image processors, audio processors, peripheral devices, RAMDACs, and bus interface devices which meet the foregoing requirements set forth in clauses
(i) - (iii) above.

    1.8.  Rambus Customer Designed ASIC.  "Rambus Customer Designed ASIC" means
          -----------------------------
each integrated circuit, such as a standard cell or gate array, which (i) incorporates all or part of the Rambus Interface Technology, (ii) is Compatible with the Rambus Interface Specification, and (iii) either (A) for which Goldstar does not exclusively design and define all mask layers and which, to the extent not designed by Goldstar, is designed in whole or in part by a Goldstar customer using Goldstar design information, (B) which is sold by Goldstar exclusively to one or a limited number of customers, or (C) which is designed by Goldstar primarily for use only in Goldstar Rambus Systems.

    1.9.  Rambus ICs.  "Rambus ICs" means integrated circuits including Rambus
          ----------
Interface Technology, including without limitation Rambus Processors, Rambus DRAMs, Rambus Peripherals, and Rambus Customer Designed ASICs.

   1.10.  Option Products.  "Option Products" means Rambus Processors, Rambus
          ---------------
Peripherals, and Rambus Customer Designed ASICs.

   1.11.  Licensed Rambus ICs.  "Licensed Rambus ICs" means any Rambus ICs which
          -------------------
fall within the scope of the licenses granted by Rambus to Goldstar pursuant to
Section 2 hereunder. The scope of the license to Goldstar as of the Effective Date is Rambus DRAMs. As set forth in

Section 2.6, Goldstar may add the Option Products as Licensed Rambus ICs to be included in the scope of the licenses granted by Rambus (the "Option Right").

   1.12.  Rambus Module.  "Rambus Module" means each product incorporating any
          -------------
Licensed Rambus ICs on a substrate (such as silicon, ceramic or a PC board) with multiple integrated circuits attached which are not in their own packages.

   1.13.  Rambus Board.  "Rambus Board" means each product, other than Rambus
          ------------
Modules, incorporating any Licensed Rambus ICs or Rambus Modules in a card or other board product.

   1.14.  Rambus System.  "Rambus System" means each product incorporating any
          -------------
Licensed Rambus ICs, Rambus Modules and/or Rambus Boards in a system.

   1.15.  64 Megabit RDRAM.  "64 Megabit RDRAM" means a 64 megabit Rambus DRAM.
          ----------------

   1.16.  Goldstar DRAM Process.  "Goldstar DRAM Process" means Goldstar's
          ---------------------
second generation 64 megabit DRAM semiconductor manufacturing process.

   1.17.  64 Megabit RDRAM Implementation Package.  "64 Megabit RDRAM
          ---------------------------------------
Implementation Package" means an implementation package for the Rambus-specific portion of a 64 Megabit RDRAM based on the Goldstar DRAM Process, consisting of final specifications, sized transistor schematics, floor plan, process correct layout data base tape, and preliminary test vectors; core implementation is not included.

   1.18.  Goldstar CMOS Process.  "Goldstar CMOS Process" means the particular
          ---------------------
Goldstar CMOS process technology as is agreed by the parties in writing, as set forth in Section 3.4(b) below.

   1.19.  RAPID Chip.  "RAPID Chip" means a [***] chip for
          ----------
the Goldstar CMOS Process, as described in Exhibit D.

   1.20.  RAPID Chip Deliverables.  "RAPID Chip Deliverables" means [***]

   1.21.  RAC.  "RAC" means the ASIC cell developed by Rambus which is
          ---
specified in "Rambus ASIC Cell Specification (version 5.7)".

   1.22.  Modified RAC. "Modified RAC" means the ASIC cell developed pursuant to
          ------------
this Agreement based on the design of the RAC as modified for the Goldstar
CMOS Process.


   1.23.  RAC Deliverables. "RAC Deliverables" means a layout data base tape
          ----------------
and implementation package for the Modified RAC, as set forth in Exhibit E.

   1.24.  Rambus Intellectual Property Rights. "Rambus Intellectual Property
          -----------------------------------
Rights" means all patents, patent applications, copyrights, and other intellectual property rights in all countries of the world which are owned by Rambus (or licensed to Rambus with the right to grant sublicenses of the scope granted herein without payment of royalties) and which are required for the manufacture and sale of Rambus ICs.

   1.25.  Confidential Information. "Confidential Information" has the meaning
          ------------------------
set forth in Section 5.1 below.

   1.26.  Goldstar Improvements. "Goldstar Improvements" shall mean all
          ---------------------
upgrades, enhancements, shrinks, improvements or other derivatives of Rambus Interface Technology which are made, acquired or licensed by Goldstar or Goldstar Subsidiaries either during the term of this

[*] Confidential treatment requested.

Agreement, or prior to the date of this Agreement but after the date of the initial nondisclosure agreement between the parties pertaining to any Rambus Interface Technology.

   1.27.  Goldstar Patents. "Goldstar Patents" shall mean all patents, patent
          ----------------
applications and other patent rights (including utility models) in all countries of the world issued or issuing on patent or utility model applications which are entitled to an effective filing date on or before the date of termination of this Agreement, which apply directly to any Rambus Interface Technology or Goldstar Improvements and which are owned by Goldstar or Goldstar Subsidiaries (or licensed to Goldstar or Goldstar Subsidiaries with the right to grant sublicenses of the scope granted herein without payment of royalties).

   1.28.  Design Team. "Design Team" means a group of engineers and physical
          -----------
layout technicians appropriate in number for making the significant modifications of a complex integrated circuit to adapt it to use Rambus Interface Technology or to architect it from its inception and, in either case, to do so in a time frame similar to other high priority projects of similar complexity.

   1.29.  Sell. To "Sell" a product or item means to sell, lease, or otherwise
          ----
transfer or dispose of the product or item, or to commence internal productive use thereof. ("Sold," "Sale," and other forms of "Sell" shall have the same meaning.)

   1.30.  Net Sales. "Net Sales" means the gross sales amount invoiced to
          ---------
customers of Goldstar or its Subsidiaries for all Licensed Rambus ICs, less
(i) amounts invoiced for returned goods for which a refund is given, (ii) customary quantity discounts actually given but not reflected in the invoiced price, and (ii) separately stated charges for insurance, handling, duty, freight and taxes where such items are included in the invoiced price. In the case of Licensed Rambus ICs transferred by

Goldstar to a Goldstar Subsidiary for resale by such Subsidiary, only the final Sale by the Subsidiary shall be included in the Net Sales amount.

   1.31.  Subsidiary. "Subsidiary" means either (a) a corporation or other
          ----------
entity in which at all times more than fifty percent (50%) of the stock or other equity interests entitled to vote for the election of directors or equivalent governing body is owned by a party; or (b) subject to written approval by the other party, a corporation or other entity in which a party has effective management control but, due to governmental restrictions or other business reasons, owns less than fifty percent (50%) of the stock or other equity interests entitled to vote for the election of directors or equivalent governing body.

   1.32.  Effective Date. "Effective Date" means the later of the date of
          --------------
signing by the second party to sign this Agreementand the date of all required approvals of this Agreement by the Korean government, provided that if such approvals are not obtained prior to sixty (60) days after the date of signing by the second party to sign this Agreement, Rambus will have the right to terminate this Agreement on notice to Goldstar.

                                  SECTION 2

                                  LICENSES
                                  --------

    2.1.  Manufacturing Rights.
          --------------------

          (a) Commencing on the Effective Date and subject to the terms and conditions of this Agreement, Rambus hereby grants to Goldstar a worldwide, nonexclusive, nontransferable license, under the Rambus Intellectual Property Rights, to manufacture Licensed Rambus ICs,

Rambus Modules, Rambus Boards and Rambus Systems for distribution in accordance with Section 2.2 below.

          (b) Goldstar shall have the right to subcontract manufacturing and testing of all or part of Licensed Rambus ICs, Rambus Modules, Rambus Boards and Rambus Systems provided that (i) subcontractors only receive mask sets or data bases, (ii) each subcontractor agrees in writing not to use Rambus Interface Technology for any purpose other than such subcontract manufacturing for Goldstar, and (iii) Goldstar shall be responsible for any misuse of Rambus Interface Technology by its subcontractors. Nothing herein shall be deemed to grant Goldstar subcontractors any license under the Rambus Interface Technology except for performing subcontract manufacturing and testing for Goldstar as provided herein.

    2.2.  Distribution Rights.
          -------------------

          (a) Subject to the terms and conditions of this Agreement, Rambus hereby grants to Goldstar the following rights to distribute Licensed Rambus ICs, Rambus Modules, Rambus Boards and Rambus Systems:

              (i) a worldwide, nonexclusive, nontransferable license, under the Rambus Intellectual Property Rights, to distribute (A) Licensed Rambus ICs manufactured by Goldstar, other than Rambus Customer Designed ASICs, as individual components; and (B) Rambus Modules, Rambus Boards and Rambus Systems manufactured by or for Goldstar, other than Rambus Modules, Rambus Boards or Rambus Systems which contain any Rambus Customer Designed ASICs; and

              (ii) effective only upon Goldstar's exercise of the Option Right, a worldwide, nonexclusive, nontransferable license, under the Rambus Intellectual Property Rights, to distribute Rambus Customer Designed ASICs manufactured by or for Goldstar and Rambus Modules which contain any such Rambus Customer Designed ASICs only as follows:

                   (A) to third parties [***] and not for resale as integrated circuits or Rambus Modules; or

                   (B) in limited quantities to third parties which have agreed to use the limited quantity of Rambus Customer Designed ASICs for design, development and experimental purposes only and not for resale (either as components or incorporated with other products).

          (b) In connection with any [***].

          (c) Nothing in this Section 2.2 shall limit the right of Goldstar or its Subsidiaries to Sell Licensed Rambus ICs, Rambus Modules, Rambus Boards and Rambus Systems through normal distribution channels including, without limitation, distributors and manufacturers' representatives.

[*] Confidential treatment requested.

    2.3.  Sublicense Rights. Goldstar shall have the right to grant
          -----------------
sublicenses of the rights granted in Sections2.1 and 2.2 above only to Subsidiaries of Goldstar; provided, that (i) Goldstar shall cause each Subsidiary to agree to be bound by the terms and conditions of this Agreement, excluding the provisions of this paragraph, and (ii) such sublicense will terminate upon termination of this Agreement for any reason. The services specified in Section 3 are the services to be provided by Rambus, in the aggregate, for Goldstar and its sublicensed Subsidiaries. Goldstar may, at its option, itself pay royalties accrued by sublicensed Subsidiaries, or may cause such sublicensed Subsidiaries to pay such royalties directly to Rambus, subject to Goldstar's guarantee of such payment. Rambus' audit rights pursuant to Section4.4 below shall apply to all sublicensed Subsidiaries. Goldstar hereby guarantees the performance by each Subsidiary of all obligations contained herein.

    2.4.  Proprietary Markings. On each Licensed Rambus IC and Rambus Module
          --------------------
manufactured by Goldstar, or on its packaging and/or documentation, providing it is reasonable and practical to do so but in any event at least to the same extent that Goldstar so marks its own integrated circuits and modules and documentation, Goldstar shall duplicate and apply Rambus' patent and other proprietary notices which Rambus shall provide Goldstar from time to time.

    2.5.  Trademarks.
          ----------

          (a) Goldstar shall mark all catalogues, brochures and other marketing material used for Licensed Rambus ICs and Rambus Modules with the marking set forth in Exhibit B, as amended by Rambus from time to time ("Trademarks"), to indicate that the Licensed Rambus IC or Rambus Module complies with the Rambus Interface Specification. All representations of Rambus'

Trademarks that Goldstar uses shall first be submitted to Rambus for approval of design, color and other details or shall be exact duplicates of those used by Rambus.

          (b) Goldstar shall mark each Licensed Rambus IC with the Trademarks, providing it is reasonable and practical to do so but in any event at least to the same extent that Goldstar so marks its own integrated circuits and modules.

          (c) Goldstar shall use the Trademarks in accordance with the instructions from Rambus and agrees that Rambus may from time to time issue reasonable revisions to these instructions for the purpose of protecting the standards of performance established for Rambus's goods and services sold under the Trademarks.

    2.6.  Option Right. It is agreed that until February 28, 1997 Goldstar has
          ------------
an Option Right to obtain a license pursuant to this Agreement with respect to each of the three Option Products upon written notice to Rambus. The Option Right shall be deemed exercised, and each individual Option Product shall become a Licensed Rambus IC, only when Rambus has received both the above-referenced written notice and payment of the license fee specified in Section 4.1(b)(i) below. This Option Right shall expire if not so exercised by February 28, 1997.

    2.7.  Limitations. No license or other right is granted, by implication,
          -----------
estoppel or otherwise, to Goldstar, under any patents, confidential information or other intellectual property rights now or hereafter owned or controlled by Rambus except for the licenses and right expressly granted in this Agreement. In addition, Goldstar shall have no right to manufacture and distribute or authorize its customers to use or distribute integrated circuits which incorporate all or part of

Rambus Interface Technology other than Licensed Rambus ICs. Nothing contained in this Agreement shall be construed as:

                (i) a warranty or representation by Rambus as to the validity, enforceability, and/or scope of any Rambus Intellectual Property Right;

                (ii) imposing upon Rambus any obligation to institute any suit or action for infringement of any Rambus Intellectual Property Right, or to defend any suit or action brought by a third party which challenges or concerns the validity, enforceability, or scope of any Rambus Intellectual Property Right;

                (iii) imposing on Rambus any obligation to file any patent application or other intellectual property right application or registration or to secure or maintain in force any patent or other Rambus Intellectual Property Right; or

                (iv) a warranty or representation by Rambus as to the performance, operation or maintenance of any product of Goldstar manufactured, used or sold pursuant to this Agreement.

                                  SECTION 3

                       TECHNOLOGY TRANSFER AND SUPPORT
                       -------------------------------

    3.1.  16/18 Megabit Rambus DRAM.
          -------------------------

          (a) Goldstar acknowledges that Rambus delivered the 16/18 and 8 Megabit Rambus DRAM implementation packages to Goldstar pursuant to the Prior Agreement.

          (b) From time to time Rambus will provide to Goldstar updates to the items delivered pursuant to Section 3.1(a) above, if required to enable Goldstar to maintain Compatibility. In addition, Rambus will provide to Goldstar any corrections or other modifications to such design information which are required to enable Goldstar to comply with the 16/18 megabit Rambus DRAM product specification provided by Rambus. This does not include any modifications pertaining to additional features or other modifications or additions to the product specification.

          (c) Goldstar has assigned a Design Team to design, implement and manufacture the 16/18 and 8 megabit Rambus DRAMs defined by the specifications provided by Rambus, and such Design Team shall use best efforts to complete such designs and manufacture such products as soon as possible. In addition, Goldstar shall use its best efforts to manufacture, market, and Sell such products in whatever order Goldstar chooses.

    3.2.  Option Products.
          ---------------

          (a) If Goldstar exercises the Option Right, within thirty (30) days after Rambus' receipt of the payment specified in Section 4.1(b)(i) below Rambus shall deliver to Goldstar one copy of the complete, most up-to-date versions of the then current revisions of the items listed in Exhibit C.

          (b) If Goldstar exercises the Option Right, from time to time Rambus will provide to Goldstar updates to the specifications listed in Exhibit C, if required to enable Goldstar to maintain Compatibility. In addition, Rambus will provide to Goldstar any corrections or other modifications to the design information listed in Exhibit C which are required to enable Goldstar to comply with the Rambus ASIC product specification provided by Rambus. This does not include any modifications pertaining to additional features or other modifications or additions to the product specification.

    3.3.  64 Megabit Rambus DRAM.
          ----------------------

          (a) Within ten (10) days after the Effective Date, Rambus shall provide to Goldstar a preliminary data sheet for a 64 Megabit RDRAM, which will contain an overview of key features and key differences, with respect to implementation of the Rambus interface, between a 64 megabit DRAM and 16 Megabit RDRAM; and such key target specifications as power and latency goals.

          (b) Rambus will use its best efforts to provide to Goldstar, by June 30, 1995, a detailed specification of the 64 Megabit RDRAM which will include a complete feature description, full register definition, and input/output characteristics.

          (c) Rambus will use its best efforts to provide to Goldstar, by September30, 1995, a core interface document for the 64 Megabit RDRAM which will contain a description of core functions, core interface pin placement, and core interface timing.

          (d) Rambus will use its best efforts to provide to Goldstar, by June 30, 1996, a complete 64 Megabit RDRAM Implementation Package. It is understood and agreed that because of the CAD process, the layout may not be completely optimized but will be functional to the core specification.

          (e) By February 28, 1995 Goldstar will provide to Rambus complete layout design rules, transistor spice models, and process characteristics for the Goldstar DRAM Process as set forth in Exhibit F hereto. By December31, 1995 Goldstar will provide to Rambus final layout design rules and transistor models for the Goldstar process. Goldstar acknowledges that any delay in providing these items to Rambus may result in a delay in the schedule specified in Sections 3.3(b), (c) and (d) above. If the process characteristics for the Goldstar DRAM Process provided to Rambus by Goldstar are incompatible with achievement of the target specifications developed by Rambus pursuant to Sections 3.3(a) and (b) above, then Goldstar and Rambus agree that they will use best efforts to jointly agree to modifications of the target specifications, the Goldstar DRAM Process, or a combination of both as necessary to achieve compatibility.

           (f) In addition, Goldstar agrees, at its expense, to manufacture a reasonable number of test wafers of Rambus' design for the purpose of Rambus' extraction of detailed transistor and process characteristics. For this purpose, Rambus will provide the test structure layout database; Goldstar will make the masks and fabricate the test wafers. The first manufacturing run will be early in the second quarter of 1995 based on the preliminary version of the Goldstar DRAM Process, and a second manufacturing run will be late in the fourth quarter of 1995 or early in the first quarter of 1996 based on the final version of the Goldstar DRAM Process. Goldstar acknowledges that any delay in providing test wafers to Rambus may result in a delay in the schedule specified in Sections 3.3(b), (c) and (d) above.

           (g) If agreed by the parties, one or two Goldstar engineers may participate at Rambus in the development of the 64 Megabit RDRAM Implementation Package. Goldstar will reimburse Rambus' cost of providing any necessary computer, equipment, or facilities necessary to support the Goldstar engineers. These engineers will remain as Goldstar employees, and Goldstar will be responsible for all compensation, benefits, expense reimbursement, and other payments to these employees. All work performed by such Goldstar engineers resident at Rambus' facility shall be owned exclusively by Rambus, and Goldstar irrevocably transfers and assigns such ownership to Rambus. All other terms governing the engineers' activities while at Rambus will be mutually agreed upon by Goldstar and Rambus before the engineers begin work at Rambus.

           (h) Goldstar will assign a Design Team to modify its 64 megabit DRAM core as required to conform to the core interface document delivered by Rambus pursuant to Section 3.3(c) above. Such Design Team will be assigned at a time such that the required core modifications can be completed by the time Rambus delivers the 64 Megabit RDRAM Implementation Package. Goldstar agrees to use its best efforts to develop, manufacture, market, and sell production 64 Megabit RDRAMs. Goldstar will use its best efforts to redesign the 64 Megabit RDRAM for improved processes to reduce manufacturing cost, in a manner equivalent to such redesigns for Goldstar's commodity 64 megabit DRAM. Goldstar agrees that it will use its best efforts to develop, manufacture, market, and sell production quantities of Goldstar 64 Megabit RDRAMs within three (3) years after the Effective Date.

           (i) At Goldstar's request, Rambus agrees to provide at no charge to Goldstar up to sixty (60) person days of consulting and evaluation with respect to Goldstar's 64 Megabit RDRAM.

   3.4.   RAPID Chip.
          ----------

          (a)    Rambus will use its reasonable best efforts, [***]

[*] Confidential treatment requested.

[***]

           (b) When Rambus notifies Goldstar that selection of the Goldstar CMOS Process is required for the RAPID Chip development, Goldstar will provide to Rambus, for each Goldstar process under consideration, the information set forth in Exhibit F hereto. The parties will then, diligently and in good faith and based on an evaluation of the compatibility of each process with RAPID target specifications, use best efforts to reach agreement in writing upon the Goldstar CMOS Process.

           (c) On or before February 28, 1997, Goldstar will have the option to exercise its Option Right with respect to Rambus Peripherals, as set forth in Sections 2.6 and 4.1(b)(i) herein. Prior to such exercise, Goldstar shall have the right to produce engineering samples and discuss the RAPID Chip with a limited number of customers.

           (d) Goldstar agrees to use its best efforts (i) [***]. At Goldstar's request, Rambus agrees to make available at no charge to Goldstar up to thirty
(30) person days of consulting assistance in connection with Goldstar's implementation of the RAPID Chip Deliverables.

    3.5.  RAC. Rambus agrees to develop the Modified RAC and provide the RAC
          ---
Deliverables to Goldstar. [***]

[*] Confidential treatment requested.

[***] Rambus estimates that it will require approximately four (4) months from commencement of development to completion of the RAC Deliverables. Upon receipt of the RAC Deliverables from Rambus, Goldstar will implement the Modified RAC (as set forth in Exhibit G hereto), including without limitation development and manufacture of a RAC test chip ("TRAC"), fabrication, Modified RAC verification and characterization using the HP 83000 tester, and final circuit layout adjustments to the Modified RAC to meet speed specifications and yield targets.

    3.6.  Consulting Assistance. Consulting in addition to that specified in
          ---------------------
Sections 3.3(i) and 3.4(d) above shall be made available by Rambus, subject to staff availability and scheduling, at a price to be agreed by the parties. In addition, if Rambus' obligations hereunder, including without limitation consultation services to Goldstar, are performed in Korea or elsewhere outside of the San Francisco Bay Area by mutual agreement of Rambus and Goldstar, then Goldstar shall reimburse all travel and related living expenses incurred by Rambus with respect thereto within thirty (30) days after receipt of Rambus' invoice therefor.

    3.7.  Liaison. Each party shall assign one or two (2) qualified
          -------
individuals, fluent in English, for purposes of acting as liaison for delivery and receipt of technical information and support pursuant to this Agreement.

    3.8.  Disclaimer. THE RAMBUS INTERFACE TECHNOLOGY, TECHNICAL INFORMATION
          ----------
AND CONFIDENTIAL INFORMATION PROVIDED BY RAMBUS TO GOLDSTAR ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY

[*] Confidential treatment requested.

IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


                                  SECTION 4

                             FEES AND ROYALTIES

    4.1.  License Fees.
          ------------

          (a) Rambus acknowledges receipt from Goldstar of all applicable license fees with respect to Rambus DRAMs pursuant to the Prior Agreement.

          (b) If Goldstar exercises the Option Right, Goldstar shall pay to Rambus an additional license fee net of required income tax withholding in the amount of [***] for each Option Product for which the Option Right is exercised as follows:

                (i)     [***] upon exercise of the Option Right; and

                (ii) [***] when Goldstar tapes out the first Option Product intended for Sale, but in no event later than twelve (12) months after the date of Goldstar's exercise of the Option Right; and

                (iii) [***] upon the earlier of (A) when Goldstar has first working silicon of the first Option Product intended for Sale, and (B) twenty-four (24) months after the date of Goldstar's exercise of the Option Right.

[*] Confidential treatment requested.

        Goldstar shall not unreasonably withhold its consent that the milestones referenced in Sections 4.1(b) (ii) and (iii) have been achieved. If any such milestone has already been achieved at the time the Option Right is exercised, then the payment associated with such milestone shall be paid by Goldstar to Rambus upon exercise of the Option Right along with the payment required pursuant to Section 4.1(b)(i). In all events, the full license fee shall be due no later than upon the first commercial shipment by Goldstar of any Option Product.

          (c) The license fees set forth in this Section4.1 shall be nonrefundable.

    4.2.  Development Fees.
          ----------------

          (a) With respect to Rambus' 64 Megabit RDRAM development services hereunder, Goldstar will pay to Rambus a development fee of [***], as follows:

                (i)   [***] within twenty (20) days after the Effective Date;

                (ii)  [***] by April 14, 1995;

                (iii) [***] by September 29, 1995; and

                (iv) [***] upon Rambus' delivery to Goldstar of the 64 Megabit RDRAM Implementation Package pursuant to Section 3.3(d) above.

           (b) With respect to Rambus' Modified RAC development services hereunder, Goldstar will pay to Rambus a development fee of [***], as follows:

[*] Confidential treatment requested.

                (i) [***] when Rambus notifies Goldstar that Rambus has commenced development of the Modified RAC; and

                (ii) [***] upon Rambus' delivery to Goldstar of the RAC Deliverables.

           (c) The payments specified in Sections 4.2(a) and (b) above will be nonrefundable and shall not be recoupable against any royalty or other payment obligations of Goldstar. The parties understand that the [***] fee to be paid to Rambus represents payment of the cost incurred by Rambus for development of the 64 Megabit RDRAM Implementation Package and RAPID Chip Deliverables and for related consulting, and that the [***] fee to be paid to Rambus represents payment of the cost incurred by Rambus for development of the Modified RAC and for related consulting, and accordingly these payments shall not be subject to Korean withholding tax. However, if a Korean tax authority does impose Korean withholding tax on these payments of [***] or any portion thereof, Goldstar may deduct such withholding tax from said payments and Goldstar shall promptly furnish Rambus with official receipts issued by the relevant tax authorities.

   4.3. Royalties.
        ---------

        (a) In addition to the above fees, upon each Sale by Goldstar of Licensed Rambus ICs, Goldstar shall pay to Rambus a royalty equal to the following percentage of Net Sales:

[*] Confidential treatment requested.

                                                                     Royalty
                Product                                            Percentage

Rambus DRAMs--for Net Sales in calendar years 1994, 1995 and 1996     [***]

Rambus DRAMs--for Net Sales in calendar years 1997, 1998 and 1999     [***]

Rambus DRAMs--for Net Sales in calendar years after 1999              [***]

Rambus Processors                                                     [***]

Rambus Peripherals                                                    [***]

Rambus Customer Designed ASICs                                        [***]

        For Sales of Rambus DRAMs in any calendar quarter in which such Sales equal or exceed (on a dollar value basis) [***] of Goldstar's total Sales of DRAMs, the Rambus DRAM royalty shall be reduced to [***] of Net Sales for that quarter. At its option, Rambus may consider a further reduction in the royalty rate for Rambus DRAMs.

        Upon exercise by Goldstar of its Option Right pursuant to Section 2.6 above with respect to any Option Product, Rambus agrees to discuss with Goldstar the potential reduction of the royalty percentage applicable to such Option Product.

           (b)  Modules, Boards, and Systems. During each quarter "Net Sales"
                ----------------------------
for each Licensed Rambus IC incorporated into a Rambus Module, or incorporated into a Rambus Board or Rambus System by Goldstar [***] between Goldstar and Rambus, shall be calculated based on the average gross selling price earned by Goldstar during such quarter on Sales of that Licensed Rambus IC as components to unaffiliated customers in arms length sales. If there are no such Sales, then the parties shall use such average gross selling price of Licensed Rambus ICs with similar functionality. Such royalties shall be due upon the internal transfer of the Licensed Rambus IC for such incorporation.

[*] Confidential treatment requested.

        (c) Nonmarket Dispositions. In the event that Licensed Rambus ICs are
            ----------------------
Sold in circumstances in which the selling price is established on other than an arms-length basis, "Net Sales" for each such Licensed Rambus IC shall be calculated based on the volume of such Licensed Rambus IC multiplied by the average gross selling price earned by Goldstar during such quarter on Sales of that Licensed Rambus IC to unaffiliated customers in arms length Sales. If there are no such Sales, then the parties shall use such average gross selling price of Licensed Rambus ICs with similar functionality.

        (d) Finished Products. Goldstar understands and agrees that royalties
            -----------------
are intended to be paid hereunder for, and the royalty rates specified herein are based upon, Net Sales of Licensed Rambus ICs in finished product form. If Goldstar Sells Licensed Rambus ICs in unfinished form (e.g., as processed wafers, unpackaged products, or otherwise requiring additional work), then "Net Sales" for each such Licensed Rambus IC shall be calculated based on the actual Sales price only if (a) Rambus has in effect a royalty-bearing license with the customer of Goldstar for such unfinished products, or (b) Rambus agrees specifically in writing to Goldstar to such calculation for each customer of such unfinished products. In all other cases of Sales of unfinished products, Net Sales shall be calculated based on the volume of each Licensed Rambus IC multiplied by the average gross selling price earned by Goldstar during such quarter on Sales of that Licensed Rambus IC, in finished product form, to unaffiliated customers in arms length Sales. If there are no such Sales, then the parties shall use the average selling price of finished Licensed Rambus ICs with similar functionality. Nothing in this Section 4.3(d) shall require Goldstar to obtain prior approval from Rambus for any Sale of unfinished products.

   4.4. Payments and Accounting.
        -----------------------

        (a) Records and Audits. With respect to the royalties set forth
            ------------------
herein, Goldstar shall keep complete and accurate records. These records shall be retained for a period of three (3) years from thedate of payment, notwithstanding the expiration or other termination of this Agreement. Rambus or its designated accounting firm shall have the right to examine and audit, not more than once a year unless the preceding audit revealed a discrepancy, and during normal business hours, all such records and such other records and accounts as may contain, under recognized accounting practices, information bearing upon the amount of royalties payable to Rambus under this Agreement. Prompt adjustment shall be made by Goldstar to compensate for any errors and/or omissions disclosed by such examination or audit which result in an underpayment of royalties hereunder. Should the amount of any such error and/or omission exceed five percent (5%) of the total royalties due for the period under audit, then upon request by Rambus, Goldstar shall pay for the cost of the audit.

        (b) Reports and Payment Terms. Within thirty (30) days after the end of
            -------------------------
each Goldstar fiscal quarter, until all royalties payable hereunder shall have been reported and paid, Goldstar shall furnish to Rambus an itemized statement in suitable form showing all said products subject to royalties which were Sold during such quarter, and the amount of royalty payable thereon. If no products subject to royalty have been Sold, that fact shall be shown on such statement. Also, within such thirty (30) day period Goldstar shall pay to Rambus the royalties payable hereunder for such quarter. All royalty and other payments to Rambus hereunder shall be in United States dollars. Royalties based on Sales in other currencies shall be converted to United States dollars according to the official rate of exchange for that currency, as published by The Korean Bank on the last business day of the calendar month in which the royalty accrued.

   4.5. Taxes. Goldstar shall bear and pay all taxes (including, without
        -----
limitation, sales and value added taxes but excluding income tax as specified below) imposed by the Korean government, including any political subdivision thereof, as the result of this Agreement or the exercise of rights hereunder. Goldstar shall not bear and pay any income or withholding taxes imposed by the Korean government upon the payments made pursuant to Section 4.3 hereof to the extent that such taxes are to be credited to taxes payable by Rambus to the United States government. Goldstar may deduct such taxes from said payments and Goldstar shall promptly furnish Rambus with official receipts issued by the relevant tax authorities.

                                  SECTION 5

                          CONFIDENTIAL INFORMATION
                          ------------------------

   5.1. Confidential Information.
        ------------------------

        (a) As used in this Section5.1, the term "Confidential Information" shall mean any information disclosed by one party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and reduced to a written summary by the disclosing party, within thirty(30) days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the receiving party. Notwithstanding any failure to so identify it, however, the Rambus Interface Technology shall be deemed "Confidential Information" hereunder.

         (b) Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as expressly set forth herein or otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the other party's Confidential Information and shall not disclose such Confidential Information to any third party except as may be necessary and required in connection with the rights and obligations of such party under this Agreement, and subject to confidentiality obligations at least as protective as those set forth herein. Without limiting the foregoing, each of the parties shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement and the Prior Agreement, but in no event less than reasonable care.

         (c) Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which:

             (i) was generally known and available at the time it was disclosed or becomes generally known and available through no fault of the receiver;

             (ii) was known to the receiver, without restriction, at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure;

             (iii) is disclosed with the prior written approval of the discloser;

                (iv) was independently developed by the receiver without any use of the Confidential Information and by employees orother agents of the receiver who have not been exposed to the Confidential Information, provided that the receiver can demonstrate such independent development by documented evidence prepared contemporaneously with such independent development;

                (v) becomes known to the receiver, without restriction, from a source other than the discloser without breach of this Agreement by the receiver and otherwise not in violation of the discloser's rights;or

                (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, that the receiver shall provide prompt, advanced notice thereof to enable the discloser to seek a protective order or otherwise prevent such disclosure.

           (d) Each party shall obtain the execution of proprietary non-disclosure agreements with its Subsidiaries, employees, agents, consultants, and third party designers and manufacturers having access to Confidential Information of the other party, and shall diligently enforce such agreements, or shall be responsible for the actions of such Subsidiaries, employees, agents and consultants in this respect.

                                  SECTION 6

             INTELLECTUAL PROPERTY OWNERSHIP AND INDEMNIFICATION
             ---------------------------------------------------

         6.1.   Ownership.
                ---------

                (a) Subject to the licenses granted to Goldstar herein, Rambus shall own and retain all right, title, and interest in the Rambus Interface Technology, 8 and 16/18 Megabit RDRAM Implementation Packages, 64 Megabit RDRAM Implementation Package, RAPID Chip Deliverables, and RAC Deliverables provided by Rambus hereunder, all upgrades, enhancements and improvements thereto made by Rambus and all intellectual property rights with respect thereto, including without limitation the unsized transistor net list implementation of the 64 Megabit RDRAM Implementation Package, RAPID Chip Deliverables, and RAC Deliverables, provided only that the specific implementation of the 64 Megabit RDRAM Implementation Package, RAPID Chip Deliverables, and RAC Deliverables in the Goldstar DRAM Process or Goldstar CMOS Process or using other fab processes, as applicable, shall be owned by Goldstar. Without limiting the foregoing, nothing in this Agreement shall prevent or restrict Rambus from developing similar implementation packages or deliverables for or with third parties, including use by Rambus of information developed or learned by Rambus in connection with the development of the 64 Megabit RDRAM Implementation Package, RAPID Chip Deliverables, and RAC Deliverables, hereunder, except for Confidential Information of Goldstar.

                (b) Nothing contained in this Agreement shall be construed as an assignment by Goldstar to Rambus of any technology developed or owned by Goldstar. Goldstar shall be free to develop Goldstar Improvements; provided, that Goldstar shall have no license from Rambus to use such Goldstar Improvements in any product which incorporates all or part of the Rambus Interface Technology other than the Licensed Rambus ICs which Goldstar is licensed to manufacture and distribute hereunder.

    6.2. Goldstar Patents. Goldstar hereby grants Rambus a worldwide, royalty-
         ----------------
free, fully paid, nonexclusive license under Goldstar Patents to make, have made, use and sell or otherwise transfer, any products or technology which also incorporates all or part of Rambus Interface Technology. Rambus shall have rights to sublicense its rights under the Goldstar Patents to each other licensee of any Rambus Interface Technology who has agreed to grant similar rights to Rambus with respect to such licensee's patents pertaining to the Rambus Interface Technology. In return, sublicenses to Goldstar of such licensee's patents shall be included in the Rambus Interface Technology licensed to Goldstar by Rambus hereunder.

    6.3. Indemnification Disclaimer.
         --------------------------

         (a) Rambus represents and warrants that, without investigation, Rambus has no knowledge that the Rambus Interface Technology infringes any patents, copyrights, trademarks, trade secrets or other intellectual property rights of any third party.

         (b) Rambus disclaims and shall have no obligation of defense, contribution, or indemnity with respect to any actual or alleged intellectual property infringement with respect to the Rambus Technology, Rambus Interface Specification, or otherwise arising out of this Agreement. Rambus shall have no liability arising out of any such actual or alleged intellectual property infringement, except to the extent constituting a breach of the representation and warranty in Section 6.3(a) above. However, Rambus will use its best efforts to provide to Goldstar a reasonable level of technical support in case of any legal action involving Rambus Technology to which Goldstar is a party.

         (c) Goldstar disclaims and shall have no obligation of defense, contribution, or indemnity with respect to any actual or alleged intellectual property infringement with respect to the Goldstar Patents, or otherwise arising out of this Agreement.

                                  SECTION 7

                           LIMITATION OF LIABILITY
                           -----------------------

        IN NO EVENT WILL RAMBUS' LIABILITY ARISING OUT OF THIS AGREEMENT (EXCEPT FOR BREACHES OF SECTION 5) EXCEED THE FEES AND ROYALTIES RECEIVED BY RAMBUS HEREUNDER AND PURSUANT TO THE PRIOR AGREEMENT. EXCEPT FOR WILLFUL MISUSE BY GOLDSTAR OF THE LICENSE GRANTED IN SECTION 2 HEREOF OR WILLFUL MISUSE BY EITHER PARTY OF CONFIDENTIAL INFORMATION, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE DESIGNS, TECHNOLOGY OR PRODUCTS LICENSED OR OTHERWISE PROVIDED PURSUANT TO THIS AGREEMENT.

                                 SECTION  8

                            TERM AND TERMINATION
                            --------------------

   8.1. Term. The term of this Agreement shall commence as of the Effective
        ----
Date and, unless and until terminated hereunder, shall continue for an initial term of five (5) years and thereafter for automatically renewable consecutive two (2) year periods. Goldstar shall be entitled to terminate this Agreement by written notice to Rambus at least six (6) months prior to the expiration of the then current term. As long as Goldstar meets its obligations hereunder and this Agreement remains valid, Goldstar shall retain all rights under this Agreement.

   8.2. Termination.
        -----------

        (a) If either party defaults in the performance of any material obligation hereunder and if any such default is not corrected within forty-five (45) days after the defaulting party receives written notice thereof from the non-defaulting party, then the non-defaulting party, at its option, may, in addition to any other remedies it may have, terminate this Agreement.

        (b) Either party may terminate this Agreement effective upon written notice to the other party in the event that the other party becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, or composition for the benefit of creditors, if that petition or proceeding is not dismissed within sixty (60) days after filing.

   8.3. Survival. Upon any termination or expiration of this Agreement, all
        --------
licenses and rights granted by Rambus shall terminate. In addition, all amounts due to Rambus prior to the date of termination or expiration shall remain due and payable. The provisions of Sections2.7, 3.8, 4.4, 4.5, 5, 6, 7, and 9 shall survive any termination or expiration of this Agreement for any reason.

                                  SECTION 9

                         GOVERNING LAW; ARBITRATION
                         --------------------------

   9.1. Governing Law. This Agreement shall be governed by andinterpreted in
        -------------
accordance with the laws of the State of California, U.S.A., without reference to conflict of laws principles.

   9.2. Arbitration. All disputes and differences between Goldstar and Rambus
        -----------
arising out of or in connection with this Agreement shall be settled amicably through negotiations. In case such dispute or difference cannot be settled by such means, it shall be finally settled by binding arbitration in English. If action is initiated by Goldstar, such arbitration shall take place in San Francisco, California under the Commercial Rules of Arbitration of the American Arbitration Association by one arbitrator appointed in accordance with said rules. If action is initiated by Rambus, such arbitration shall take place in Seoul, Korea pursuant to the U.S.-Korean Commercial Arbitration Agreement of December 1, 1974 by which each party is bound. The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law or arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

                                 SECTION 10

                                MISCELLANEOUS
                                -------------

  10.1. Announcements.
        -------------

        (a) During the first calendar quarter of 1995 (or at such later date as chosen by Rambus in coordination with Goldstar), Goldstar agrees to publicly announce that it is in development of a 64 Megabit RDRAM. The wording of such announcement shall be approved by the managements of Goldstar and Rambus. At the same time, Goldstar will communicate the same information to all of its marketing and sales personnel and its sales representatives.

        (b) Within sixty (60) days of the delivery by Rambus of the [***] including features and schedules.

  10.2. Confidentiality of Agreement. Each party agrees that the terms and
        ----------------------------
conditions of this Agreement shall be treated as confidential information and that neither party will disclose the terms or conditions to any third party without the prior written consent of the other party, provided, however, that each party may disclose the terms and conditions of this Agreement:

           (i)   as required by any court or other governmental body;

           (ii)  as otherwise required by law;

           (iii) to legal counsel of the parties, accountants, and other professional advisors;

[*] Confidential treatment requested.

           (iv) in confidence, to banks, investors and other financing sources and their advisors;

           (v) in connection with the enforcement of this Agreement or rights under this Agreement; or

           (vi) in confidence, in connection with an actual or prospective merger or acquisition or similar transaction.

   10.3. Assignment. Neither party may assign or delegate this Agreement or
         ----------
any of its licenses, rights or duties under this Agreement without the prior written consent of the other except either party may assign this Agreement to a person or entity into which it has merged or which has otherwise succeeded to all or substantially all of its business and assets, and which has assumed in writing or by operation of law its obligations under this Agreement.

   10.4. Authority. Each party represents that all corporate action necessary
         ---------
for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder has been taken.

   10.5. Notices. All notices and other communications required or permitted
         -------
hereunder shall be in writing and shall be mailed by first class airmail, postage prepaid (registered or certified if available), or otherwise delivered by hand, by messenger or by telecommunication, addressed to the addresses first set forth above or at such other address furnished with a notice in the manner set forth herein. Any notice for Goldstar shall be sent to the attention of Dr. Min Sung Choi, Managing Director, Technology Officer & Strategic Alliance; any notice for Rambus shall be sent to the attention of Mr. Gary Harmon, Vice President. Such notices shall be deemed to have been served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered.

    10.6. Export Controls.
          ---------------

          (a)   United States Export Controls.
                -----------------------------

                (i) Goldstar understands and acknowledges that Rambus is subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of Rambus to provide Rambus Interface Technology, technical assistance, any media in which any of the foregoing is contained, training, technical assistance, and related technical data (collectively, "Data") shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, Bureau of Export Administration. Goldstar agrees to cooperate with Rambus, including, without limitation, providing required documentation, in order to obtain export licenses or exemptions therefrom. Goldstar warrants that it will comply in all respects with the export and reexport restrictions set forth in the export license (if necessary) for every item shipped to Goldstar and will otherwise comply with the Export Administration Regulations or other United States laws and regulations in effect from time to time.

                (ii) Without in any way limiting the provisions of this Agreement, Goldstar agrees that unless prior written authorization is obtained from the Bureau of Export Administration or the Export Administration Regulations explicitly permit the reexport without such written authorization, it will not export, reexport, or transship, directly or indirectly, any Data disclosed or provided to Goldstar or the direct product of such Data tocountry groups Q, S, W, Y or Z (as defined in the Export Administration Regulations and which currently consist of Albania, Bulgaria, Cambodia, Cuba, the Czech Republic, Estonia, Laos, Latvia, Libya, Lithuania, Mongolian People's Republic, North Korea, Poland, Romania, the territory comprising the former Union of Soviet Socialist Republics, the Slovak Republic, and Vietnam), or to the People's Republic of China (excluding Taiwan) Haiti, Iran, Iraq, Syria, Yugoslavia (Serbia and Montenegro), or to military or police entities in South Africa, or to any other country as to which the U.S. Government has placed an embargo against the shipment of products, which is in effect during the term of this Agreement.

        (b) COCOM Controls. Without in any way limiting the provisions of this
            --------------
Agreement, Rambus agrees that no technical information disclosed by Goldstar under this Agreement or any direct product of such technical information is intended to or will be exported or reexported, directly or indirectly, to any destination restricted or prohibited by COCOM without necessary authorization by the appropriate government authorities.

   10.7. Partial Invalidity. If any paragraph, provision, or clause thereof in
         ------------------
this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

   10.8.  Counterparts. This Agreement may be executed in two (2) or more
          ------------
counterparts, all of which, taken together, shall be regarded as one and the same instrument.

   10.9.  Relationship of Parties. The parties hereto are independent
          -----------------------
contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute either party the agent of the other party for any purpose or in any sense whatsoever, or constitute the parties as partners or joint venturers.

   10.10. Modification. No alteration, amendment, waiver, cancellation or any
          ------------
other change in any term or condition of this Agreement shall be valid or binding on either party unless the same shall have been mutually assented to in writing by both parties.

   10.11. Waiver. The failure of either party to enforce at any time the
          ------
provisions of this Agreement, or the failure to require atany time performance by the other party of any of the provisions of this Agreement, shall in no way be constituted to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

   10.12. Government Approvals. Goldstar represents and warrants that no consent
          --------------------
or approval of any governmental authority in Korea is required in connection with the valid execution and performance of this Agreement except as described in Section1.32 or as may be required to transfer technical information to Rambus under this Agreement. Goldstar shall be responsible for any required filings of this Agreement with any Korean government agencies.

   10.13. Entire Agreement; Prior Agreement. The terms and conditions herein
          ---------------------------------
contained along with the Prior Agreement constitute the entire agreement between the parties and supersede all other agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof and no agreement or understanding varying or extending the same shall be binding upon either party hereto unless in a written document signed by the party to be bound thereby. In the case of any differences between this Agreement and the Prior Agreement, this Agreement will apply.

   10.14. Section Headings and Language. The section headings contained in this
          -----------------------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The English language shall govern the meaning and interpretation of this Agreement.

   10.15. Cooperation. Rambus and Goldstar agree to cooperate fully in the
          -----------
performance of this Agreement. The parties agree to use best efforts to meet together on a regular basis to further their mutual interests including, but not limited to, discussions of future technology development, market strategy and customer support.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.

RAMBUS INC.                             GOLDSTAR ELECTRON CO., LTD.

By: /s/ Geoff Tate                      By: /s/ Min Sung Choi
   ______________________________          ______________________________

Name: GEOFF TATE                        Name: MIN SUNG CHOI
     ____________________________            ____________________________

Title: PRESIDENT & C.E.O.               Title: MANAGING DIRECTOR
      ___________________________             ___________________________

Date:  DECEMBER 9, 1994                 Date: DECEMBER 9, 1994
     ____________________________            ____________________________

                                   EXHIBIT A

                          RAMBUS INTERFACE TECHNOLOGY
                          ---------------------------

        The Rambus Interface Technology consists of a high speed bus connecting dynamic random-access memories (DRAMs) to logic devices such as microprocessors or graphics controller that need high bandwidth data transfers to and from external memory. The Rambus Interface is implemented directly on DRAMs ("RDRAM") and logic devices without making any fundamental process technology changes.

        The Rambus Interface can deliver a byte of data every two (2) nanoseconds. Thirteen (13) active small swing signals are used on the Rambus Interface to carry all address, data, and control information to/from the RDRAMs. The Rambus Interface includes a protocol for transferring blocks of data to/from the RDRAMs. Advanced CMOS circuit design techniques are used in the implementation of the driver/receiver and clock circuitry of the Rambus Interface. Good parasitics in a low-cost package are obtained by reducing the number of I/O pins to a number small enough to fit all pins on a single edge of the RDRAM package.

        A much more complete description of the Rambus Interface Technology at its current state of development is contained in the public documents "Rambus ASIC Cell User Guide and Specification" and "RDRAM Reference Manual" which are currently at Version one. Rambus Inc. is in final stages of development of the Rambus Interface Technology, so material changes in function or specification are possible and Rambus Inc. makes no representation or warranty otherwise.

                                  EXHIBIT B

                                 TRADEMARKS
                                 ----------

        Rambus, RDRAM, RModule, RSocket, and (Rambus Logo) are trademarks of Rambus Inc.

        The required marking on each Licensed Rambus IC is: (Rambus Logo)

        When using the Rambus Inc. trademarks in documentation and presentations, the Rambus Licensee must follow the guidelines below:

        1. The first occurrence of each of the trademarks in text needs to have the superscript TM to notify the reader of the trademark. Subsequent occurrences in the same document do not require the TM. This must be done for each trademark. An example is:

        The Rambus(TM) DRAM is also referred to as an RDRAM
        ---------------------------------------------------

        2. The Licensee must provide notice in each document of the Rambus trademarks used and that they are trademarks of Rambus Inc. This notice would typically accompany the LicenseeOs own trademark and copyright notices. If, for example, the terms Rambus and RDRAM are used:

        Rambus and RDRAM are trademarks of Rambus Inc.
        ----------------------------------------------

        3. When referring to Rambus as a company, use Rambus Inc. This usage does not need a TM symbol, even if it is the only usage of the term Rambus.

        4. Rambus should never be used as a noun, only as an adjective modifying a noun. Examples of acceptable usage are:

        the Rambus Channel
        ------------------

        the Rambus Interface
        --------------------

        the Rambus Standard
        -------------------

                                  EXHIBIT C

             OPTION ITEMS TO BE DELIVERED BY RAMBUS TO GOLDSTAR
             --------------------------------------------------

        1.0  Specifications

             1.1  Rambus ASIC Reference Manual
                  ----------------------------
             This document explains the operation and functions of the Rambus ASIC ("RAC").

             1.2  Rambus ASIC Specification (0.5 micron or 0.8 micron, at
                  -------------------------------------------------------
Goldstar's option)
------------------

             This document is the specification for the RAC. It contains the definition of the logical functions and the electrical and mechanical specifications of the RAC.

        2.0  CAD Tools

             2.1  Source code for RSIM simulator
                  ------------------------------
             RSIM is a switch-level simulator which Rambus has used for development of the RAC interface. Rambus will provide the current version of RSIM source code and the documentation we have available.

             2.2  Source code for Verilog to RSIM vector converter
                  ------------------------------------------------
             Rambus will provide source code for the CAD tool necessary to convert Verilog vectors to RSIM input. This provides the ability to develop test vectors with Verilog and to test these on the switch-level model.

        3.0  Simulation Vectors

             3.1  Verilog logic simulation vectors
                  --------------------------------
             These are logic verification vectors to insure that the RAC interface is correct to the specification. The implementation package which Rambus provides will pass these test vectors, but if it is necessary to make any modifications to the interface logic, these simulation vectors will insure that the interface is still correct to the specification.

             3.2  RSIM timing vectors
                  -------------------
             This consists of approximately 100,000 vectors. These vectors are used to check critical paths in the RAC interface circuits.

        4.0  Design Information

             4.1  RAC logic schematics
                  --------------------

             These schematics describe logic operation of the RAC interface. Rambus will provide both hardcopy and Cadence format of these approximately 10 pages of schematics.

             4.2  RAC circuit schematics
                  ----------------------

             These schematics describe the transistor-level operation of the Rambus Interface. Rambus will provide both hardcopy and Cadence format of these approximately 50 pages of schematics. Approximately one of these pages describe the standard cells used in the logic schematics and the remaining 49 pages describe the DLL, I/O and current control circuits.

             4.3  Floorplan
                  ---------

             Rambus will provide both hardcopy and GDSII layout showing the block level placement of cells within the RAC interface.

             4.4  Simulation condition information
                  --------------------------------

             Rambus will provide information on the simulation conditions to use in the design and transistor sizing for the RAC interface.

             4.5  Test chip logic schematics
                  --------------------------

             4.6  Verilog Simulation Model for RAC
                  --------------------------------

             4.7  Package requirements and design guidelines
                  ------------------------------------------

             Documents electrical requirements/constraints that a logic device package must satisfy to be a master of a slave.

             4.8  Test strategies and guidelines
                  ------------------------------

             Since the RAC is just an element in a logic device, Rambus cannot supply test vectors. However, Rambus will document suggested strategies and guidelines for design-for-testability and how to test the Rambus interface on production testers.

                                  EXHIBIT D

                                    [***]

[*] Confidential treatment requested.

[***]

[*] Confidential treatment requested.

[***]
                                     -46-


[*] Confidential treatment requested.

[***]

[*] Confidential treatment requested.

                                  EXHIBIT E

                           RAMBUS RAC DELIVERABLES
                           -----------------------

1. One (1) copy of the RAC Interface Implementation Guide for a generic 0.5(mu) 3.3V process, including:

        a.  RAC specification

        b.  Floor plan information

        c.  Verilog model

        d. Gate level Verilog netlist using Rambus primitives of a Test Chip containing the RAC cell (TRAC)

        e.  Packaging requirements

        f.  Test strategies

2. Layout database of the RAC cell in Cadence Edge format or GDSII format. The layout is based on a floorplan template which is optimized for pad pitches between 112(mu) and 150(mu).

        a. Rambus will ensure that the layout database is DRC clean according to the DRC layout rules provided by Goldstar. Rambus will use the Cadence Edge PDV tools.

        b. Rambus will ensure that the database is LVS clean with the layout database corresponding to the Cadence schematics.

        c. Critical circuits will pass simulations to reasonable skew process corners with voltages 3.3 +/- 10% and junction temperatures 25 degrees C to 110 degrees C.

3. Schematics of database in Cadence Edge format and printed on paper.

4. Characterization requirements:

        a. Test vectors in HP83000 format for the TRAC for RAC characterization purposes.

        b.  Characterization requirements document.

        c. Description of cable, load board and probe station requirements for the HP83000 and TRAC.

                                  EXHIBIT F

                        GOLDSTAR PROCESS DELIVERABLES
                        -----------------------------

1. HSpice models of transistors, resistors, diodes, and bipolar transistors in paper and electronic formats. I.V. curve data simulated from the models and from actual device measurements. The models should be of high enough quality to enable high speed analog and digital designs. (Level 28 is commonly used).

2. Cross section profile of transistors and interconnect structures including materials, thicknesses and spacings.

3. Layout design rules and final on-wafer dimensions of all layers.

4. Other process data, e.g. resistivities, temperature coefficients, electromigration rules, ESD and latch up rules, etc. and their variations.

                                  EXHIBIT G

              GOLDSTAR RAC IMPLEMENTATION AND TEST OBLIGATIONS
              ------------------------------------------------

1. Place and route test RAC ("TRAC") design.

2. Fabricate and package TRAC design.

3. Verify and characterize the Modified RAC using the TRAC on the HP83000 tester.

4. Debug tester setup (using Rambus supplied TRAC and TRAC vectors if available) prior to receipt of consulting or engineering assistance from Rambus.

                               FIRST AMENDMENT TO
                               ------------------
                       SEMICONDUCTOR TECHNOLOGY AGREEMENT
                       ----------------------------------
                      BETWEEN GOLDSTAR ELECTRON CO., LTD.
                      -----------------------------------
                                AND RAMBUS, INC.
                                ----------------


          THIS FIRST AMENDMENT TO SEMICONDUCTOR TECHNOLOGY AGREEMENT (the "Amendment") is made and entered into as of the 29th day of June, 1995, by and between LG SEMICON CO., LTD. (formerly known as GoldStar Electron Co., Ltd.) ("LGS"), and RAMBUS, INC. ("RAMBUS"), and modifies and amends that certain Semiconductor Technology Agreement between LGS and RAMBUS dated December 9, 1994 (the "Agreement").

                                    RECITALS
                                    --------

          Pursuant to Section 2.6 of the Agreement, LGS was granted an Option Right for the license of certain Option Products. Pursuant to Section 4.3(a) of the Agreement, further, RAMBUS agreed to consider the possible reduction of the royalty rates for the Option Products upon exercise by LGS of an Option Right. LGS now wishes to exercise its Option Right for the license of Rambus Peripherals. In connection therewith, the parties wish to enter into this Amendment to acknowledge the exercise of the Option Right for Rambus Peripherals and to reduce the royalty rates set forth in Section 4.3(a).

          NOW, THEREFORE, in consideration of these premises, and the promises, covenants, terms and conditions set forth below, the parties hereto agree as follows:

          1.    Capitalized Terms.  All capitalized terms used in this
                -----------------
Agreement shall have the same meanings as set forth in the Agreement.

          2.    Exercise of Option Right; Additional License Fee.  RAMBUS hereby
                ------------------------------------------------
acknowledges that, pursuant to Section 2.6 of the Agreement, LGS has exercised its Option Right for the license of Rambus Peripherals, which exercise shall become binding and effective upon the payment by LGS of that portion of the additional license fee set forth in Section 4.1(b)(i) of the Agreement in the amount of [***]; provided, however, that if such payment is not made within sixty (60) days after the signing of this Amendment by the second party, the first party's signature on this Amendment shall become void unless otherwise agreed in writing and provided further that failure to make such payment and voidance of the first party signature on this Amendment will not affect LGS's right to exercise or reexercise it's Option Right pursuant to the Agreement. Pursuant to Section 4.1(b)(ii) and (iii), further, LGS shall make the following additional license fee payments:

          a. [***] when LGS tapes out the first Option Product intended for Sale, but in no event later than twelve (12) months after exercise of the Option Right; and

[*] Confidential treatment requested.

          b. [***] upon the earlier of (A) when LGS has first working silicon of the first Option Product intended for Sale, and (B) twenty-four (24) months after the date of LGS's exercise of the Option Right.

     The total additional license fee for the license of the Rambus Peripherals shall be [***].

     3.   Royalty Rate Modifications.  By the mutual agreement of the parties,
          --------------------------
and pursuant to Section 4.3(a) of the Agreement, the royalty rates for the Option Products as set forth in Section 4.3(a) of the Agreement are hereby amended as follows:

--------------------

            Product                           Royalty Percentage


        Rambus Processors                                  [***]

        Rambus Peripherals                                 [***]

        Rambus Customer Designed ASICs                     [***]


     4.   Term of Additional License.  The term of the license for the Rambus
          --------------------------
Peripherals shall be for a period of five (5) years from the effective date of the exercise by LGS of the Option Right described in paragraph 2 of this Amendment, which date shall be the date upon which RAMBUS receives the payment set forth in Section 4.1(b)(i) of the Agreement. Thereafter the term of the Rambus Peripherals license shall be subject to automatic renewals for consecutive two (2) year periods as set forth in Section 8.1 of the Agreement.

     5.   Conflicting Provisions; Other Provisions.  If any of the provisions
          ----------------------------------------
contained in this Amendment shall conflict with any of the provisions of the Agreement, the provisions of this Amendment shall govern and be controlling. Unless otherwise modified or amended as expressly set forth herein, all other provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.


LG SEMICON CO., LTD.                  RAMBUS, INC.

By: /s/ Min Sung Choi                 By: /s/ Gary Harmon
    -------------------------------       -------------------------------
Name: Min Sun Choi                    Name: Gary Harmon
      -----------------------------         -----------------------------
Title: Managing Director              Title: Vice President
       ----------------------------          ----------------------------
Date:  June 29, 1995                  Date: June 30, 1995
      -----------------------------         -----------------------------

[*] Confidential treatment requested.

                              AMENDMENT NO. 2 TO
                       SEMICONDUCTOR TECHNOLOGY AGREEMENT


     This Amendment No. 2 (the "Amendment") to the parties' Semiconductor Technology Agreement is entered into as of March 20, 1996 by and between Rambus Inc., a California corporation with principal offices at 2465 Latham Street, Mountain View, California 94040, U.S.A. ("Rambus") and LG Semicon Co., Ltd. (formerly known as GoldStar Electron Co., Ltd.), a Korean corporation with principal offices at 1, Hyangjeong-dong, Hungduk-gu, Cheongju-si, Chungcheongbuk-do, 361-480 Korea ("LGS").

     WHEREAS, in 1994 the parties entered into a Semiconductor Technology Agreement (as previously restated and amended, the "License Agreement"); and

     WHEREAS the parties desire to further amend the License Agreement to include the development by Rambus, and license to LGS, of the Implementation Packages and the New RAC Deliverables, as defined hereinbelow, on the terms and conditions set forth herein;

     NOW, THEREFORE, the parties agree that the License Agreement is further amended to include the following:

1.   Definitions and Related Matters.
     -------------------------------

     Capitalized terms used in this Amendment shall have the meaning specified therefor in the License Agreement, and, in addition, the following terms shall have the meaning set forth below:

     1.1 "16 Megabit Low Latency RDRAM" means a 16 megabit Rambus Memory Device with the same feature set as the current version of the 16 megabit Rambus DRAM but with lower latency.

     1.2. "16 Megabit Concurrent RDRAM" means a 16 megabit DRAM Rambus Memory Device with the same feature set as the 64 megabit Rambus Memory Device being developed by the parties pursuant to the License Agreement (as such feature set may change from time to time during such development), except that it will have two (2) banks and 512 rows.

     1.3. "Modified 16 Megabit RDRAMs" means the 16 Megabit Low Latency RDRAM and the 16 Megabit Concurrent RDRAM.

     1.4. "Rambus DRAM" as defined in Section 1.4 of the License Agreement shall also include each of the Modified 16 Megabit RDRAMs and Compatible derivatives thereof (i.e. 8 Megabit and 18 Megabit versions).

     1.5. "Low Latency Implementation Package" means an implementation package for the 16 Megabit Low Latency RDRAM which has previously been delivered to LGS.

     1.6. "Concurrent Implementation Package" means an implementation package for the Rambus-specific interface portion of a 16 Megabit Concurrent RDRAM, consisting of device and core interface specifications, I/O, DLL, and standard cell reference design, and logic schematics and netlist as more fully described in Exhibit A hereto. This excludes layout (including without limitation sized transistor schematics, floor plan and process correct layout data base), and also excludes DRAM core implementation.

     1.7. "Implementation Packages" means the Low Latency Implementation Package and the Concurrent Implementation Package.

     1.8. "LGS Process Technology" means the 0.35 micron process technology adopted by LGS.

     1.9. "New RAC" means the ASIC cell based on the design of the RAC as modified for the LGS Process Technology by Rambus in accordance with this Agreement.

     1.10. New RAC Deliverables means the items specified in Exhibit B hereto.

     1.11. "TRAC" means a prototype Rambus test ASIC device designed and manufactured by or for LGS and incorporating the New RAC.

     1.12. "Rambus Interface Technology," as defined in Section 1.1 of the License Agreement, shall also include the Implementation Packages and the New RAC deliverables developed hereunder, as well as all information, inventions, technology. technical documentation, designs, materials and know-how which describe or enable the use of an Implementation Package developed hereunder and which Rambus provides LGS during the term of this Amendment.

2.   Development of the 16 Megabit Concurrent RDRAM.
     ----------------------------------------------

     2.1. Rambus agrees:

          (a) Rambus will use its best efforts to provide to LGS, by March 31, 1996, a detailed device specification for implementation of the 16 Megabit Concurrent RDRAM, which will include a complete feature description, full register definition, and input/output characteristics.

          (b) Rambus will use its best efforts to provide to LGS, by June30, 1996, a core interface document for the 16 Megabit Concurrent RDRAM, which will contain a description of core functions and core interface timing.

          (c) Rambus will use its best efforts to provide to LGS, by September 30, 1996, I/O, DLL, and standard cell schematic reference design for the 16 Megabit Concurrent RDRAM.

          (d) Rambus will use its best efforts to provide to LGS, by December31, 1996, logic schematics and a netlist for the 16 Megabit Concurrent RDRAM.

          (e) From time to time Rambus will provide to LGS at no charge updates to the specifications listed in Exhibit A, if required to enable LGS to maintain Compatibility. In addition, Rambus will provide to LGS at no charge any corrections or other modifications to the design information listed in Exhibit A which are required to enable LGS to comply with the Modified 16 Megabit RDRAM product specifications provided by Rambus. This does not include any modifications pertaining to additional features or other modifications or additions to the product specifications. However, Rambus will notify LGS of such additional features and such modifications or additions.

     2.2. LGS agrees to use its best efforts to develop and market the 16 Megabit Concurrent RDRAM. LGS is responsible for making the core modifications for the 16 Megabit Concurrent RDRAM to Rambus' specification. LGS will assign and maintain a design team for the 16 Megabit Concurrent RDRAM of appropriate size and skills and starting at a time adequate to be reasonably sure of completing the DRAM core modifications for the 16 Megabit Concurrent DRAM by the time Rambus delivers the Concurrent Implementation Package. The LGS design teams will also be responsible for developing the layout of the Rambus interface portion of the 16 Megabit Concurrent RDRAM.

     2.3. LGS agrees to use its best efforts to meet all applicable specifications and develop, fully characterize, and ship production quantities of full-specification 16 Megabit Concurrent RDRAMs in 1997.

     2.4. Rambus will provide preliminary HP 83000 interface test vectors in Verilog format for the 16 Megabit Concurrent RDRAM as part of the Concurrent Implementation Package.

     2.5. Upon completion of development, LGS will provide to Rambus, free of charge, evaluation samples of the 16 Megabit Concurrent RDRAM in a quantity to be mutually agreed upon. Rambus shall evaluate such samples in accordance with mutually agreed verification procedures and shall notify LGS, in writing, within thirty (30) days of delivery by LGS of the evaluation samples to Rambus, whether an evaluation sample has been verified or has failed the verification process. In the event that any evaluation sample fails the verification process, Rambus shall provide details of the errors which have caused such failure to LGS, and LGS shall endeavor to correct the errors. The parties shall repeat the above process until the date when both parties agree in writing that the result of the evaluation of the sample of the 16 Megabit Concurrent RDRAM is satisfactory for LGS and Rambus.

     2.6. LGS may also develop Compatible derivatives of the Modified 16 Megabit RDRAMs, (i.e. 8 Megabit and 18 Megabit versions).

     2.7. At LGS's request, Rambus will provide LGS at no charge up to sixty
(60) person days of consulting with respect to LGS's development of the Modified 16 Megabit RDRAMs pursuant to this Amendment. Reasonable additional such assistance will be available for one thousand five hundred U.S. dollars (U.S. $1,500) per person day. It is understood that occasional project and design reviews held in the USA shall be provided free of charge by Rambus.

3.   Development of the New RAC.
     --------------------------

     3.1. Rambus shall, in accordance with the terms and conditions contained hereinafter, (i) develop the New RAC and (ii) if so requested in writing by LGS, perform characterization of a TRAC, as specified in Exhibit C hereto (the "Characterization"). If LGS itself performs the characterization for the TRAC, then Rambus will provide reasonable assistance at no charge (subject to Section
4.6 below).

     3.2. Rambus shall use its best efforts to deliver to LGS the New RAC Deliverables specified in Exhibit B by September 15, 1996, subject to the signing of this Amendment by March 20, 1996 and the provisions of Section 3.5 below.

     3.3. If Rambus performs the Characterization, it shall use its best efforts to deliver to LGS the deliverables specified in Exhibit C in accordance with a schedule to be agreed upon in writing by the parties.

     3.4. LGS shall assign an English-speaking engineer or an engineer with experience in communicating in English as liaison to Rambus on this project and shall cooperate with Rambus to complete the development contemplated by this Amendment to the extent LGS considers reasonably necessary including, without limitation, performance of the obligations specified in Exhibit D and, if Rambus performs the Characterization, Exhibit E.

     3.5. LGS will use its best efforts to deliver to Rambus preliminary versions of the items set forth in Exhibit D by April 30, 1996 and final versions of all Exhibit D items by June 30, 1996. LGS ACKNOWLEDGES THAT PROVIDING THE PROCESS DELIVERABLES SET FORTH IN EXHIBIT D IS A CRITICAL PART OF DEVELOPING THE NEW RAC BY RAMBUS AND THAT ANY DELAY IN DELIVERY to Rambus of the items set forth in Exhibit D after June 30, 1996 will impact Rambus ability to meet the target date for delivery of the New RAC Deliverables provided in Section 3.2 above. However, to the extent LGS is able to deliver the process deliverables to Rambus earlier than June 30, 1996, Rambus agrees to use its best efforts to deliver the New RAC Deliverables to LGS earlier on a day-for-day basis equal to the earlier LGS delivery of process deliverables to Rambus.

     3.6. Based on the delivery schedule for the New RAC Deliverables in Section
3.2 above, LGS will use its best efforts to complete the fabrication of a Rambus TRAC by November 30, 1996.

     3.7. At LGS's request, Rambus will provide LGS at no charge up to thirty
(30) person days of consulting in the San Francisco Bay Area with respect to LGS's implementation of the New RAC Deliverables pursuant to this Amendment. Reasonable additional such assistance, including any consulting performed at LGS's request in Korea, will be available for [***] per person day. It is understood that occasional project and design reviews held in the USA shall be provided free of charge by Rambus.

4.   Engineering Services Fee, Royalties. and Other Payments.
     -------------------------------------------------------

     4.1. In consideration for Rambus' engineering services in the development of the 16 Megabit Concurrent RDRAM hereunder, LGS will pay to Rambus an engineering services fee of [***], as follows:

           (a) [***] by April 30, 1996 or within ten (10) days of Korean government approval, whichever comes earlier;

           (b)  [***] by September 30, 1996; and

           (c)  [***] by November 30, 1996.

      4.2. In consideration for Rambus' engineering services in the development of the New RAC hereunder, LGS will pay to Rambus an engineering services fee of [***], as follows:

            (a) [***] by April 30, 1996 or within ten (10) days of Korean government approval, whichever comes earlier; and

            (b) [***] within fifteen (15) days after Rambus' delivery to LGS of the New RAC Deliverables.

[*] Confidential treatment requested.

      4.3 If Rambus performs the Characterization pursuant to a request in writing from LGS, LGS shall pay to Rambus an engineering services fee of one hundred fifty thousand U.S. dollars (U.S.$150,000), payable within thirty (30) days after delivery to LGS of all the deliverables set forth in Section 2 of Exhibit C hereto.

         4.4. All payments by LGS to Rambus under the provisions of Sections 4.1, 4.2 and 4.3 above will be nonrefundable and shall not be recoupable against any royalty or other payment obligations of LGS under the License Agreement. The parties understand that the engineering services fees to be paid to Rambus represent partial reimbursement of the total cost incurred by Rambus for engineering services to be performed hereunder.

         4.5. The royalties applicable for Sales of Modified 16 Megabit RDRAMs and derivatives thereof shall be paid to Rambus under the License Agreement for Rambus DRAMs.

         4.6. If any of Rambus' obligations hereunder, including without limitation any consultation or evaluation services Rambus may provide to LGS, are performed in Korea by mutual agreement of Rambus and LGS, then LGS shall reimburse all travel and related living expenses incurred by Rambus with respect thereto within thirty (30) days after receipt of Rambus' invoice therefor.

         4.7 All payments by LGS to Rambus under this Section 4 shall be made by telegraphic wire transfer to Rambus bank account designated by Rambus in writing in advance.

5.   Announcement; Marketing.
     -----------------------

         In April 1996, or at a later time at Rambus' option, LGS will publicly announce its commitment to the development of a 16 Megabit Concurrent RDRAM for production by 1997. At the same time, LGS will communicate the same information to all of its marketing and sales personnel and to all of its sales representatives, and LGS shall ensure that all customer presentations by its marketing and sales personnel and sales representatives include the 16 Megabit Concurrent RDRAM in every LGS memory "roadmap" or product plan summary for 1997 availability.

6.   Ownership.
     ---------

         6.1. Subject to the licenses granted to LGS pursuant to the License Agreement and this Amendment, Rambus shall own and retain all right, title, and interest in the Implementation Packages and the generic RAC designed by Rambus hereunder, and all intellectual property rights with respect thereto, including without limitation the unsized transistor netlist implementations. Without limiting the foregoing, nothing in this Amendment shall prevent or restrict Rambus from developing similar implementation packages and RACs for or with third parties, including use by Rambus of information developed or learned by Rambus in connection with the development of the Implementation Packages and the specific RAC hereunder, except for Confidential Information of LGS provided to Rambus.

         6.2. LGS shall own all right, title and interest in such portions of the New RAC as are modified or developed by Rambus for LGS hereunder and shall retain all right, title and interest in LGS's technology which may be used or contained in the New RAC including, but not limited to, LGS Process Technology.

7.   Term and Termination.
     --------------------

         7.1. This Amendment shall become effective on the date of signature by the second party to sign below, and shall terminate upon any termination of the License Agreement. Termination of this Amendment, however, for default hereof, shall be severable from termination of the License Agreement and each prior amendment thereto. That is, this Amendment shall be terminable for default, in accordance with the procedures specified in Section 8.2(a) of the License Agreement, by either party with respect to a default of either party's obligations hereunder, or with respect to obligations pursuant to the License Agreement as applied to the Implementation Packages and the New RAC or the development thereof. Any such termination of this Amendment, however, shall not result in termination of the License Agreement or any prior amendment thereto.

         7.2. Upon termination of this Amendment by Rambus pursuant to Section
7.1 above, LGS's rights and licenses with respect to the Implementation Packages and the New RAC shall terminate. Otherwise, such rights and licenses of LGS shall survive, conditioned on LGS's continuing compliance with its obligations under the License Agreement and this Amendment, including without limitation Sections 2.2, 2.3, 3.5 and 4 hereof. The parties' rights and obligations pursuant to Section 6 shall survive any termination or expiration of this Amendment.

8.   Government Approvals.
     --------------------
         LGS shall be responsible for any required filings of this Amendment with Korean government agencies.

9.   License Agreement.
     -----------------

        EXCEPT AS EXPRESSLY PROVIDED IN THIS AMENDMENT, the License Agreement, as previously amended, shall remain unmodified and in full force and effect. In the event of any inconsistency or conflict, the provisions of this Amendment shall control and govern over the provisions of the License Agreement.

LGS CO., LTD.                   RAMBUS INC.

By: /s/ Min Sung Choi                  By: /s/ Gary Harmon
   ---------------------------------      ---------------------------------

Print Name: Min Sung Choi              Print Name: Gary Harmon
            ------------------------               ------------------------

Title: Managing Director               Title: Vice President
       -----------------------------          -----------------------------

Date: March 20, 1996                   Date: March 12, 1996
      ------------------------------         ------------------------------

                                   EXHIBIT A

              16 MEGABIT CONCURRENT RDRAM IMPLEMENTATION PACKAGE
              --------------------------------------------------

1.   Design
     ------

     1.1. Simulation environment for Verilog
----
     1.2. Test vectors in Verilog
     1.3. Schematic database in OPUS
     1.4. Verilog models for reference Core, StdCell and Analog blocks
----
     1.5. OPUS environment for reference design
     1.6. 16 Megabit Concurrent RDRAM specification
     1.7  16 Megabit Concurrent RDRAM core interface specification

2.   Test
     ----
                2.1. HP83000 vectors in Verilog form

                                   EXHIBIT B

                             NEW RAC DELIVERABLES
                             --------------------

1. One (1) copy of the RAC Interface Implementation Guide for a generic
           0.35/micron 3.3V process, including:

                        a.  RAC specification.

                        b.  Floor plan information.

                        c.  Verilog model.

                        d. Gate level Verilog netlist using Rambus primitives of a TRAC.

                        e.  Packaging requirements.

                        f.  Test strategies.

2. Layout database of the RAC cell in Cadence Edge format or GDSII format. The layout is based on a floorplan template which is optimized for pad pitches between 90/microns and 115/microns/.

        a. Rambus will ensure that the layout database is DRC clean according to the DRC layout rules provided by LGS. Rambus will use the Cadence Edge PDV tools.

        b. Rambus will ensure that the database is LVS clean with the layout database corresponding to the Cadence schematics.

        c. Critical circuits will pass simulations to reasonable skew process corners with voltages 3.3 +/- 10% and junction temperatures 25/degrees/ C to 110/degrees/ C.

3. Schematics of database in Cadence Edge format and printed on paper.

4. Characterization requirements:

        a. Test vectors in HP83000 format for the TRAC for RAC characterization purposes.

        b.  Characterization requirements document.

        c. Description of cable, load board and probe station requirements for the HP83000 and TRAC.

                                   EXHIBIT C

                               CHARACTERIZATION
                               ----------------

1.  WORK.
    ----

    a. Rambus shall characterize the New RAC on the TRAC using a customized load board on its HP83000 tester.

    b. The characterization shall be performed using three (3) devices for one lot which have been fabricated using typical process parameters.

2.  DELIVERABLES.
    ------------

    a. Netlists and test patterns for the TRAC which provides a device to characterize the PLL and the AC and DC parameters of the New RAC.

    b.  A characterization report of the New RAC on the TRAC and its data.

                                   EXHIBIT D

                           LGS PROCESS DELIVERABLES
                           ------------------------

1. HSpice models of transistors, resistors, diodes, and bipolar transistors in paper and electronic formats. I.V. curve data simulated from the models and from actual device measurements. The models should be of high enough quality to enable high speed analog and digital designs. (Level 28 is commonly used).

2. Cross section profile of transistors and interconnect structures including materials, thicknesses and spacings.

3. Layout design rules and final on-wafer dimensions of all layers.

4. Other process data, e.g. resistivities, temperature coefficients, electromigration rules, ESD and latch up rules, etc. and their variations.

                                   EXHIBIT E

                       LGS'S SUPPORT ON CHARACTERIZATION
                       ---------------------------------

1. LGS will design an ASIC that includes the New RAC and incorporates the netlists of the TRAC.

2. LGS will generate masks and manufacture engineering samples of the TRAC with the New RAC.

3. LGS will provide package engineering samples of the TRAC with the New RAC to Rambus.

                             AMENDMENT NO. 3 TO
                     SEMICONDUCTOR TECHNOLOGY AGREEMENT


     This Amendment No. 3 (the "Amendment") to the parties' Semiconductor Technology Agreement is entered into as of June 12, 1996 by and between Rambus Inc., a California corporation with principal offices at 2465 Latham Street, Mountain View, California 94040, U.S.A. ("Rambus") and LG Semicon Co., Ltd. (formerly known as GoldStar Electron Co., Ltd.), a Korean corporation with principal offices at 1, Hyangjeong-dong, Hungduk-gu, Cheongju-si, Chungcheongbuk-do, 361-480 Korea ("LGS").

     WHEREAS, in 1994 the parties entered into a Semiconductor Technology Agreement (as previously restated and amended, the "License Agreement"); and

     WHEREAS the parties desire to further amend the License Agreement to include the development by Rambus, and license to LGS, of certain additional "Rambus-2" interface technology, on the terms and conditions set forth herein;

     NOW, THEREFORE, the parties agree that the License Agreement is further amended to include the following:

     1.   Definitions and Related Matters.
          -------------------------------

          Capitalized terms used in this Amendment shall have the meaning specified therefor in the License Agreement, and, in addition, the following terms shall have the meaning set forth below:

          1.1 "Rambus-2 RDRAM" means a Rambus DRAM which is Compatible with the Rambus-2 Interface Specification.

          1.2 "Rambus-2 Implementation Package" means an implementation package for the Rambus-specific interface portion of a Rambus-2 DRAM, consisting of final specifications, sized transistor schematics, floor plan, process-correct layout data base tape, and preliminary test vectors; core implementation is not included.

          1.3 Section 1.1 of the License Agreement is amended so that the first line of this section reads as follows: "1.1 Rambus-1 Interface Technology.
                                            -----------------------------
'Rambus-1 Interface Technology' means the".

          1.4 The License Agreement is amended by adding thereto the following definition of "Rambus-2 Interface Technology": "Rambus-2 Interface Technology.
                                                 -----------------------------
'Rambus-2 Interface Technology' means the following items which are owned by Rambus (or licensed by Rambus with the right to grant sublicenses of the scope granted herein without payment of royalties):

               (a) the bus interface technology described in Exhibit A-1 hereto; and

               (b) all information, inventions, technology, technical documentation, designs (including circuit designs), materials and know-how which describe use of such bus interface technology and which Rambus provides LGS during the course of implementing this Agreement."

          1.5 The License Agreement is amended by adding, as a new Exhibit A-1 thereto, Exhibit A-1 attached to this Amendment.

          1.6 The License Agreement is amended by adding thereto the following definition of "Rambus Interface Technology": "Rambus Interface Technology.
                                               ---------------------------
'Rambus Interface Technology' means Rambus-1 Interface Technology and Rambus-2 Interface Technology." "Rambus Interface Technology" shall include the Rambus-2 Implementation Package developed hereunder, as well as all information, inventions, technology, technical documentation, designs, materials and know-how which describe or enable the use of the Rambus-2 Implementation Package developed hereunder and which Rambus provides LGS during the term of the License Agreement.

          1.7 Section 1.2 of the License Agreement is amended to read in its entirety as follows: "1.2 Rambus-1 Interface Specification. 'Rambus-1
                            --------------------------------
Interface Specification' means, at any time, the then most current version of the Rambus-1 Interface Technology interface specification finalized and released by Rambus."

          1.8 The License Agreement is amended by adding thereto the following definition of "Rambus-2 Interface Specification": "Rambus-2 Interface
                                                    ------------------
Specification.  'Rambus-2 Interface Specification' means , at any time, the then
-------------
most current version of the Rambus-2 Interface Technology interface specification finalized and released by Rambus."

          1.9 Section 1.3 of the License Agreement is amended to read in its entirety as follows: "1.3 Compatible. 'Compatible,' (including,
                            ----------
'Compatibility' and other variants) as applied to an integrated circuit, means that the integrated circuit is fully compatible with either the Rambus-1 Interface Specification or the Rambus-2 Interface Specification such that the integrated circuit can communicate with other integrated circuits manufactured by licensees of Rambus which comply with the Rambus-1 Interface Specification or the Rambus-2 Interface Specification, as applicable, and shall include protocol, pin function, pin sequencing, pin pitch and electrical specifications compatibility."

          1.10 Section 1.4 of the License Agreement is amended so that clause
(iii) reads in its entirety as follows: "(iii) is Compatible with either the Rambus-1 Interface Specification or the Rambus-2 Interface Specification."

          1.11 Section 1.5 of the License Agreement is amended so that clause
(iii) reads in its entirety as follows: "(iii) is Compatible with either the Rambus-1 Interface Specification or the Rambus-2 Interface Specification."

          1.12 Section 1.7 of the License Agreement is amended so that clause
(iii) reads in its entirety as follows: "(iii) is Compatible with either the Rambus-1 Interface Specification or the Rambus-2 Interface Specification."

          1.13 Section 1.8 of the License Agreement is amended so that clause
(iii) reads in its entirety as follows: "(ii) is Compatible with either the Rambus-1 Interface Specification or the Rambus-2 Interface Specification."

          1.14 It is understood and agreed that the parties' obligations pursuant to Sections 3.1 through 3.6 of the License Agreement, and any obligations of the parties pursuant to Amendment No. 1 or Amendment No. 2 to the License Agreement, pertain to Licensed Rambus ICs which are Compatible with the Rambus-1 Interface Specification.

          1.15 Section 6.3(b) of the License Agreement is amended so that, in the third line thereof, "Rambus Interface Specification," is changed to "Rambus-1 Interface Specification, Rambus-2 Interface Specification,".

     2.   Royalty Rates
     -------------

     Section 4.3(a) of the License Agreement is amended to read in its entirety as follows:

     "(a) In addition to the above fees, upon each Sale by LGS of Licensed Rambus ICs, LGS shall pay to Rambus a royalty equal to the following percentage of Net Sales:

                                                                       Royalty
                                Product                              Percentage

Rambus-1 DRAMs--for Net Sales through December 31, 1995                 [***]
Rambus-1 DRAMs--for Net Sales in calendar years 2000 and 2001           [***]
Rambus-1 DRAMs--for Net Sales in calendar years after 2001              [***]

Rambus-2 DRAMs--for Net Sales through December 31, 1999                 [***]
Rambus-2 DRAMs--for Net Sales in calendar years after 1999              [***]

                     Rambus Processors                                  [***]

                    Rambus Peripherals                                  [***]

              Rambus Customer Designed ASICs                            [***]

[*] Confidential treatment requested.

        For Sales of Rambus DRAMs in any calendar quarter in which such Sales equal or exceed [***], the Rambus DRAM royalty shall be reduced by [***] of Net Sales for that quarter.

        Upon exercise by LGS of its Option Right pursuant to Section 2.6 above with respect to any Option Product, Rambus agrees to discuss with LGS the potential reduction of the royalty percentage applicable to such Option Product."

        It is understood and agreed that all Rambus DRAMs currently in joint development by the parties hereto as of the date which is one day prior to the effective date of this Amendment No. 3 (8M/9M/16M/18M/64M RDRAMs) are based on Rambus-1 technology and will therefore be subject to the new royalty provisions of the first section of the table in this Section 2.

     3.   Rambus-2 Development.
          --------------------

          3.1   Rambus agrees:

                (a) Rambus will use its best efforts to finalize, by June 30, 1996, the concept for the Rambus-2 Interface Technology, such concept to include the development of Exhibit A-1 hereto.

                (b) Rambus will use its best efforts to provide to LGS, by November 15, 1996, a preliminary Rambus-2 Interface Specification.

                (c) Rambus will use its best efforts to provide to LGS, by December 31, 1996, a core interface specification for the Rambus-2 Interface Technology, which will contain a description of core functions, core interface pin placement, and core interface timing.

                (d) Rambus will use its best efforts to provide to LGS, by March 31, 1998, a complete Rambus-2 Implementation Package.

          3.2 LGS will use its best efforts to provide complete layout design rules for the targeted production process, transistor spice models and process characteristics by December 31, 1996; and to provide final versions by June
30, 1997. LGS acknowledges that any process modifications after that date may delay the schedule specified in Section 3.1 above.

          3.3 At Rambus' request, LGS will process with high priority, and at its expense, up to two (2) manufacturing runs of test wafers of Rambus' design for the purpose of Rambus' extraction of detailed transistor and process characteristics. For this purpose, Rambus will provide the test structure layout database; LGS will make the masks and fabricate a reasonable number of test wafers for each test wafer run.

          3.4 LGS agrees to use its best efforts to develop and market a [***]. LGS is responsible for making the core modifications for the Rambus-2 DRAM to

[*] Confidential treatment requested.

Rambus' specification. LGS will assign and maintain a design team of appropriate size and skills starting at a time adequate to meet the schedule target in Section 3.5 below.

     3.5 LGS agrees to use its best efforts to meet all applicable specifications and develop, fully characterize, and ship production quantities of full-specification Rambus-2 DRAMs during 1998 or 1999. LGS's compliance with its obligations pursuant to this section shall be a condition of its rights pursuant to this Amendment.

     3.6 LGS's rights include the right to do derivatives of the Rambus-2 interface design provided by Rambus, for implementation on smaller geometry processes, with larger or smaller bit capacity, or to improve specifications such as power, latency and bandwidth as long as derivatives are 100% Compatible with the Rambus-2 Interface Specification.

     3.7 LGS will use its best efforts to redesign the Rambus-2 DRAM for improved LGS semiconductor manufacturing processes to reduce manufacturing cost.

     3.8 LGS agrees to support any necessary Rambus-2 Interface Technology package investigation, design and standardization work.

     3.9 To support the marketability of Rambus-2 Interface Technology devices, Rambus will use its best efforts to develop, or have developed, modules, sockets, clocks, board layout specifications, and similar items for the Rambus-2 Interface Technology, for availability to system customers of Rambus-2 Interface Technology integrated circuits, similar to availability of such items for Rambus-1 Interface Technology.

     3.10 At LGS's option, Rambus will also design, simulate, and provide an LGS process-specific layout of a Rambus ASIC cell for the Rambus-2 Interface Technology, for an additional engineering services fee of [***] payable upon delivery of the layout, and on such other terms and conditions as the parties may agree.

     3.11  At LGS's request, Rambus will provide to LGS at no charge up to sixty
(60) person days of consulting with respect to LGS's development of Rambus-2 DRAMs pursuant to this Amendment.

4.   Development Fee, Royalties, and Other Payments.
     ----------------------------------------------

     4.1 In consideration for Rambus' development services hereunder, LGS will pay to Rambus a development fee of [***], as follows:

                (i) [***] upon delivery of the preliminary Rambus-2 Interface Specification pursuant to Section 3.1(b) above;

                (ii) [***] by May 15, 1997;

[*] Confidential treatment requested.

                (iii) [***] upon delivery of the Rambus-2 Implementation Package to LGS; and

                (iv) [***] when LGS has first working silicon of Rambus-2 DRAMs intended for Sale.

These payments (including any payment pursuant to Section 3.10) will be nonrefundable and shall not be recoupable against any royalty or other payment obligations of LGS under the License Agreement.

     4.2 The royalties applicable for Sales of Rambus-2 DRAMs and derivatives thereof shall be paid to Rambus under the License Agreement for Rambus DRAMs. The royalties applicable for Sales of products incorporating the Rambus ASIC cell with a Rambus-2 Interface Technology shall be paid to Rambus as provided under the License Agreement.

     4.3 If any of Rambus' obligation hereunder, including without limitation any consultation or evaluation services Rambus may provide to LGS, are performed in Korea by mutual agreement of Rambus and LGS, then LGS shall reimburse all travel and related living expenses incurred by Rambus with respect thereto within thirty (30) days after receipt of Rambus' invoice therefor.

5.   Announcement.
     ------------

     In January 1997, or at a later time at Rambus' option, LGS will publicly announce, jointly with other Rambus-2 Interface Technology licensees, that it is in development of a Rambus-2 DRAM for production in 1998 or 1999. At the same time, LGS will communicate the same information to all of its marketing and sales personnel and to all of its sales representatives, and LGS shall ensure that all customer presentations by its marketing and sales personnel and sales representatives include the Rambus-2 DRAM in every LGS memory "roadmap" or product plan summary for 1998 or 1999 availability. Prior to this public announcement, Rambus shall be entitled to tell systems companies and chipset companies using Rambus Interface Technology that LGSemicon is committed to develop Rambus-2 DRAMs for production in 1998 or 1999.

6.   Ownership.
     ---------

     Subject to the licenses granted to LGS pursuant to the License Agreement and this Amendment, Rambus shall own and retain all right, title, and interest in the Rambus-2 Interface Technology, Rambus-2 Interface Specification, and the Rambus-2 Implementation Package designed by Rambus hereunder, and all intellectual property rights with respect thereto. Without limiting the foregoing, nothing in this Amendment shall prevent or restrict Rambus from developing similar implementation packages for or with third parties, including use by Rambus of information developed or learned by Rambus in connection with the development of the Rambus-2 Implementation Package hereunder, except for Confidential Information of LGS provided to Rambus under this Agreement.

7.   Government Approvals.
     --------------------


[*] Confidential treatment requested.

        LGS shall be responsible for obtaining all required approvals with respect to this Amendment by the Korean government, and LGS agrees to use its best efforts to obtain such approvals as soon as possible. If such approvals are not obtained within sixty (60) days after the date of signing by the second party to sign this Amendment, Rambus will have the right to terminate this Amendment on notice to LGS.

8.   License Agreement.
     -----------------

     In all other respects, the License Agreement shall remain unmodified and in full fource and effect. In the event of any inconsistency or conflict, the provisions of this Amendment shall control and govern over the preexisting provisions of the License Agreement.

LG SEMICON CO., LTD.                                RAMBUS INC.

By: /s/ Hyoung Joun Chun                   By: /s/ Gary Harmon
    -----------------------------              -------------------------------
Print Name: Hyoung Joun Chun               Print Name: Gary Harmon
            ---------------------                      -----------------------
Title: Director of Memory BU               Title: Vice President
       --------------------------                 ----------------------------
Date: June 12, 1996                        Date: March 29 ,1996
      ---------------------------                -----------------------------

                                 EXHIBIT A-1

                        RAMBUS-2 INTERFACE TECHNOLOGY
                        -----------------------------

(To be provided as part of the Rambus-2 Interface Technology per Section 3.1(a) herein.)